Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated August 27, 2020, with respect to the consolidated financial statements and financial statement schedule II of Meredith Corporation, and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus

Our report dated August 27, 2020 refers to a change in the method of accounting for leases.

/s/ KPMG LLP

Des Moines, Iowa

August 11, 2021